EXHIBIT 10.10

REVOLVING LINE OF CREDIT LOAN AND SECURITY AGREEMENT

This Revolving Line of Credit Loan and Security Agreement (the “Security Agreement”) is made and entered into as of the 6th day of September, 2005, by and between ACTION PRODUCTS INTERNATIONAL, INC., a Florida corporation (the “Borrower”), whose mailing address for purpose of notice is 1101 North Keller Road, Suite E, Orlando, Florida, 32810, and AMSOUTH BANK, a bank organized under the laws of the State of Alabama (the “Lender”), whose mailing address for purpose of notice is 111 North Orange Avenue, Suite 1585, Orlando, Florida, 32801.

W I T N E S S E T H :

WHEREAS, the Borrower desires to borrow and obtain from the Lender a line of credit loan, the maximum amount of which shall be limited to the lesser of Three Million and 00/100 Dollars ($3,000,000.00) or the maximum advance allowed per the borrowing base agreement defined in Section 5(b) of this Security Agreement (the “Loan”), subject to Section 3(c) below; and

WHEREAS, the Lender is willing to make the Loan to the Borrower so long as the Borrower grants the Lender a security interest in certain Collateral described herein; and

WHEREAS, the Lender is willing to grant such Loan upon the terms and conditions set forth in this Security Agreement.

NOW, THEREFORE, Borrower agrees with the Lender as follows:

1. COLLATERAL. As used in this Security Agreement, the term “Collateral” shall mean and include any and all of the business assets of the Borrower, including but not limited to, accounts receivables, inventory, general intangibles, machinery, equipment and other personal property, whether now owned or hereafter acquired, subject to Section 4(ab).

2. GRANT OF SECURITY INTEREST. To secure the payment of the amounts set forth in the Loan, the Borrower does hereby grant to the Lender a first-priority, perfected security interest in each and all of the Collateral. The Borrower also agrees to execute an agreement not to further encumber the real property located in Ocala, Florida.

3. GENERAL TERMS.

(a) Loan Documents. All documents referred to in this Security Agreement or which are otherwise executed in connection with the Loan (the “Loan Documents”), which must in form, detail and substance be satisfactory to the Lender, evidence the agreements of the Borrower and the Lender with respect to the Loan. The Borrower shall comply with all Loan Documents.

(b) Authority. As a condition to closing, the Lender shall receive and approve evidence satisfactory to the Lender and its counsel that Borrower has the power and authority to execute the Loan Documents. Such evidence shall include an opinion of the Borrower’s counsel.

(c) Limitation of Loan. The Loan will initially be limited to the lesser of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) or the maximum advance allowed pursuant to the borrowing base agreement defined in Section 5(b) until the Borrower posts two (2) consecutive, profitable quarters, at which time the full $3,000,000.00 will be available, subject to the borrowing base agreement.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Borrower does hereby represent and warrant to and covenant with the Lender as follows:

(a) Use of Loan Proceeds. The proceeds loaned to Borrower in connection with the Loan shall be used exclusively by Borrower for working capital requirements.

(b) Payment of Origination Fee. Borrower will pay to Lender an Origination Fee which is equal to .25% of the maximum principal amount of the Loan.

(c) Fees and Expenses. The Borrower shall pay all costs and expenses incurred in connection with this Loan, including without limitation, appraisal fees, inspection fees, mortgage taxes, transfer taxes, surveys, legal and professional fees and expenses (including the fees and expenses of the Lender’s counsel), recording costs, title insurance and other insurance premiums.

(d) Record Keeping in Accordance with GAAP. Borrower shall maintain its books and records in accordance with generally accepted accounting principles applied on a consistent basis.

(e) Compliance with Laws and Regulatory Requirements. Borrower will observe, confirm and comply in every material respect with all laws, decisions, judgments, rules, regulations and orders of all governmental authorities relative to the construction and operation of the Improvements and the conduct of its business.

(f) Cross-Default. All loans made by the Lender to the Borrower shall be cross-defaulted so that a default by the Borrower on any Loan shall constitute a default by the Borrower under this Loan and a default by the Borrower under this Loan shall constitute a default by Borrower under all loans from the Lender to the Borrower.

(g) Other Debt/Contingencies. Borrower will not acquire/incur other debt (i.e., loans, purchase money loans, capital leases, etc.) or contingent liabilities without the Lender’s prior written consent, which may be withheld in its sole and absolute discretion, in excess of $100,000.00.

(h) Limited Investments. The Borrower shall not have any investment in, or make any loans to acquire any interest in any other person, except for those investments or loans made within the normal course of business.

(i) Insurance. The Borrower shall maintain casualty and business interruption insurance in such amounts and under such terms as the Lender determines in its sole and absolute discretion.

 (j) Basic Business. The Borrower shall not change its basic business.

(k) No Change in Executive Management. No change in the executive management of the Borrower shall be permitted without the prior written consent of the Lender.

(l) No Change in Ownership. Intentionally deleted.

(m) Subordinated Debt. The Borrower shall not change or prepay any subordinated debt without the Lender’s prior written consent, which may be withheld in its sole and absolute discretion.

(n) No Disposition of Assets. The Borrower shall not dispose of its assets other than in the ordinary course of business without the Lender’s prior written consent, which may be withheld in the Lender’s sole and absolute discretion.

(o) No Loans or Advances. The Borrower shall not make any loans or advances to any parties without the Lender’s prior written consent, which may be withheld in the Lender’s sole and absolute discretion.

(p) No Merger or Consolidation. No merger or consolidation of the Borrower or by the Borrower shall be permitted without the prior written consent of the Lender.

(q) No Pledge of Assets. The Borrower shall not pledge any of its assets as security for any other loan without the Lender’s prior written consent, which may be withheld in the Lender’s sole and absolute discretion.

(r) Title to Collateral. That the Borrower is the absolute owner of the Collateral free and clear of all liens and security interests whatsoever except for (i) the security interest granted the Lender by this Security Agreement; and (ii) the security interests disclosed to and approved by the Lender in writing.

(s) Location of Collateral. That the records identifying the Collateral will be kept at the address for the Borrower as set forth in the Loan Documents evidencing the Loan, and the Borrower shall not remove the records from said location without the prior written consent of the Lender.

(t) Inspection of Collateral.

(i)	That the Lender shall have the right at all times to inspect and examine the Collateral and to make schedules and listings thereof.

(ii)	That the Lender shall have the right at all times to inspect and examine the records of the Borrower and to make schedules and listings of the Collateral.

(u) Sale or Encumbrances of Receivables. That the Borrower will not sell, assign or discount, or grant or permit any lien on any of its accounts or notes receivable that the Lender will loan against pursuant to Section 5(b), other than the discount of such notes in the ordinary course of business for collection purposes.

(v) Third Party Claims Against Collateral.

(i)	That the Borrower will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

(ii)
That the Borrower will not permit any of the Collateral to be levied upon under legal process, permit anything to be done that may impair the value of any of the Collateral or the security intended to be afforded by this Security Agreement.

(w) Security Interest in Collateral.

(i)
That by virtue of this Security Agreement and the perfection of said security interest in accordance with the provisions hereof, the Lender has a valid, enforceable, perfected and first security interest in the Collateral.

(ii)	That there is not now and will not be filed in the future in any jurisdiction any financing statement listing any person other than the Lender as a secured party covering any or all of the Collateral.

(x) No Disposition of Collateral. That the Borrower will not sell, transfer, lease or otherwise dispose of any interest in the Collateral that the Lender will loan against, or offer to do so without the prior written consent of the Lender; provided, however, that as long as the Borrower is not in default under this Security Agreement, it may sell its inventory in the normal and ordinary course of its business, and replace its equipment due to depreciation and obsolescence with new equipment (which new equipment will be subject to the security interest granted hereunder).

(y) Lender’s Option to Make Payments for Borrower. That at its option, the Lender may discharge taxes, liens, security interests or encumbrances at any time levied upon or placed on the Collateral and the Property, may pay for insurance on the Collateral and the Property, and may pay for the maintenance and preservation of the Collateral and the Property provided, however, the Lender shall be under no duty or obligation to do so. The Borrower agrees to immediately reimburse the Lender on demand for any such payments made or any expenses incurred by the Lender together with interest at the highest rate permitted by law.

(z) Place of Business. That the Borrower's principal place of business is the address specified in the Loan Documents and it will promptly give the Lender written notice of any change thereof, provided, however, that said principal place of business may not be removed from the County where the Borrower is now located without the prior written consent of the Lender. The Borrower further represents and warrants that all of its business records, including those pertaining to all its accounts, shall be kept at the above stated address or at such other address as Borrower discloses to Lender. The Lender shall have the right at all times to review, examine and make abstracts from said business records.

(aa) No Guaranties. The Borrower shall not guaranty or otherwise in any way become responsible for the indebtedness or obligations of any other person or entity.

(ab) No Liens. The Borrower shall not sell, assign or discount, or grant or permit any lien on the Collateral except for:

(i)	Liens in favor of the Lender;
(ii)	Existing liens identified in the Borrower’s application for the Loan;
(iii)	Deposits under workmen’s compensation, unemployment insurance and Social Security laws;
(iv)
Liens imposed by law, such as carriers’, warehousemen’s or mechanics’ and materialmen’s liens, incurred in good faith in the ordinary course of business and that are not delinquent or that are subject to Permitted Contests, as defined by Lender;

(v)
Any lien arising out of any litigation, legal proceeding or judgment that is subject to a Permitted Contest, and any pledges or deposits to secure, or in lieu of, any surety, stay or appeal bond with respect to any litigation, legal proceeding or judgment;

(vi)	Liens for taxes, assessments or other governmental charges or levies that are not delinquent or that are subject to Permitted Contests; and
(vii)
Notwithstanding any restrictions in (iv) - (vi) above, liens created after the Loan closing to secure the acquisition cost of fixed assets for use in the ordinary course of business, provided that (A) any such lien is confined to the fixed assets so acquired, and (B) the indebtedness secured by such lien does not exceed the purchase price or fair market value, whichever is less, of the fixed assets so acquired at the time of their acquisition.

(ac) Further Assurances. To the end that the agreements of the Borrower set forth herein and in the Loan Documents shall be effectively and fully performed and the intent and purpose of this Security Agreement fulfilled, Borrower agrees to, within a reasonable time, execute all other and further instruments reasonably required by Lender from time to time in order to carry out the provisions of this Security Agreement, or for the purpose of creating, perfecting, preserving and enforcing Lender’s security for the Loan. Borrower hereby irrevocably appoints the Lender as its attorney-in-fact to take all such action in the event Borrower fails to do so.

(ad) Notice of Default. Borrower will deliver immediate written notice to Lender of any: (i) default under any of the Loan Documents; (ii) default under any agreement to which Borrower is a party; (iii) any event which has caused or may cause representations, warranties or other information delivered to Lender by Borrower in connection with the Loan to be or become untrue; and (iv) any material adverse change in Borrower’s business or financial condition.

(ae) Payment of Indebtedness, Taxes, Etc. Borrower will (i) pay all of its material obligations; and (ii) pay and discharge or cause to be paid and discharged, promptly, all taxes, assessments and governmental charges or levies imposed upon Borrower or upon any of Borrower’s property, real, personal or mixed, or upon any part thereof, before the same shall become in default.

(af) No Sale/Lease Back. The Borrower will not sell any of its property and lease it back for the same purpose without the Lender’s prior written consent, which may be withheld in its sole and absolute discretion.

(ag) Banking Obligations. The Borrower shall maintain its primary deposit accounts with Lender during the term of the Loan, including any extensions and renewals.

All of the foregoing representations, warranties and covenants shall be true and correct throughout the term of this Security Agreement and shall be fulfilled and maintained by the Borrower throughout the term hereof.

5. FINANCIAL OBLIGATIONS.

(a)	Financial Covenants. Borrower shall comply with the following financial obligations during the term of the Loan:

(ii) Leverage Ratio. Borrower shall not permit its ratio of Total Liabilities to Tangible Net Worth to be greater than 1.50 to 1.00.

(iii) Debt Service Coverage Ratio. Borrower shall not permit its ratio of Net Income Available for Debt Service for any fiscal year to Interest Expense and Principal Maturities for such fiscal year to be less than 1.25 to 1.00.

For the purposes set forth in this Security Agreement, the financial terms used herein shall have the meanings and shall be calculated in the manner set forth on Exhibit “A” attached hereto and by this reference made a part hereof.

(b)	Borrowing Base Requirements. The amount available to be borrowed under the Note and this Security Agreement shall be limited based on the following requirements:

Accounts Receivable. The total amount available to be borrowed under the Note and this Security Agreement against the accounts receivable of the Borrower shall not exceed eighty five percent (85%) of eligible accounts receivable. For purposes of this calculation, eligible accounts receivable does not include any amounts withheld as retainage or any accounts receivable that are (i) in excess of ninety (90) days from the date due, (ii) international, or (iii) that are subject to the cross-aging and concentration rules set forth below. A twenty five percent (25%) cross-aging rule applies for purposes of calculating the amount that can be loaned to Borrower against certain accounts receivable. Specifically, if twenty five (25%) of the accounts receivable due from one customer are outstanding for more than ninety (90) days, then the entire accounts receivable due from that customer will be declared ineligible. A twenty percent (20%) concentration rule also applies for purposes of calculating the amount that can be loaned to Borrower against certain accounts receivable due from any one customer of Borrower. Specifically, if more than twenty (20%) of the Borrower’s outstanding accounts receivable are due from any one customer of the Borrower, the accounts receivable due from that customer that are in excess of twenty percent (20%) of Borrower’s total accounts receivable will be declared ineligible.

Inventory. The total amount available to be borrowed under the Note and this Security Agreement against the inventory of the Borrower shall not exceed fifty percent (50%) of the cost of Borrower’s eligible finished good inventory less the obsolescence reserve. Additionally, Inventory in Transit, as defined by the Lender, will be eligible for borrowing base calculations.

(c)	Financial Reporting Requirements. The following financial items must be submitted to the Lender which relate to the Borrower:

(i) Quarterly Financial Statements reviewed by an accounting firm acceptable to the Lender.

(ii) Annual financial statements audited by an accounting firm acceptable to the Lender.

(iii) The Borrower shall submit to the Lender on a monthly basis the following items in support of its borrowing requirements:

(a)	a Borrowing Base Agreement;

(b)	an Accounts Receivable Aging Report; and

(c)	Inventory report.

The Borrower shall also provide to the Lender such other documents as may be determined by Lender to be necessary to support the validity of these documents. Loan disbursements under the Note shall be based on the calculations contained in the Borrowing Base Agreement submitted to Lender.

(iv) Any other information, reports, or statements Lender may request, periodically, in order to assess the current financial condition of the Borrower.

All such financial information must be provided in a form acceptable to Lender and be certified in favor of Lender if so requested. Financial statements on individuals must be on the Lender approved financial statement form and be accompanied by a properly executed Lender attestation form.

6. DEFAULT. The occurrence of one or more of the following events shall constitute a default in this Security Agreement:

(a) The failure or omission of the Borrower to pay, within fifteen (15) days of the due date, any amount under the Loan, including not limited to, the failure to pay any payment of interest and/or principal of the note evidencing the Loan.

(b) The failure of the Borrower to keep, observe or perform any term or condition of the Loan Documents, including this Security Agreement, required thereunder to be kept, observed or performed by the Borrower, if such failure to perform continues for a period of ten (10) days after written notice thereof from Lender to Borrower.

(c) The making or furnishing by the Borrower to the Lender of any representation, warranty or covenant in connection with this Security Agreement which is false.

(d) The Borrower defaults under this Security Agreement.

(e) If Borrower shall commence a new case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency or relief from debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent entity, or seeking reorganization, adjustment, liquidation, dissolution or other relief with respect to it or its debts, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, Borrower shall make a general assignment to the benefit of creditors or there shall be commenced against Borrower any case, proceeding or other action of a nature referred to above.

A default under this Security Agreement shall be and constitute a default under the terms and conditions of all promissory notes then existing and executed by the Borrower in favor of the Lender and shall also be and constitute a default under all promissory notes and other agreements then existing and which evidence in any way any Liability to the Lender including, but not limited to, any other loan documents or loan agreement between the Borrower and the Lender.

7. RIGHTS UPON DEFAULT. Upon the occurrence of any default under this Security Agreement, the Lender shall have and may exercise any or all of the following rights:

(a) To declare the Loan, or any of them (notwithstanding any provision thereof), immediately due and payable without demand or notice of any kind and the same thereupon shall immediately become due and payable without demand or notice, and from and after the date of default the amount due on the Loan shall from and thereafter bear interest at the maximum rate of interest permitted from time to time under Florida law.

(b) To exercise from time to time any and all rights and remedies of a secured party under the Uniform Commercial Code and any and all rights and remedies available to it under any other applicable law.

(c) To request the Borrower to assemble at its expense the Collateral and make it available to the Lender at a convenient place acceptable to the Lender and, upon making of said request, the Borrower shall promptly comply with said request.

(d) To seize and take possession of the Collateral and dispose of same under the UCC and, in such case, if any notice is required under applicable law the giving of five (5) days written notice to the Borrower at its address set forth herein shall constitute reasonable notice to the Borrower provided, however, the Lender shall not by virtue of this Security Agreement be obligated to give any such notice to the Borrower. If the Borrower wishes to change its address at which said notice is to be given, the burden shall be upon the Borrower to so notify the Lender in writing and unless and until said notice is given, all notices sent to the Borrower at the address set forth herein shall be effective and valid notice to the Borrower. In the event of default, the Borrower expressly authorizes the Lender to enter upon all property owned by the Borrower for the purpose of taking into custody and seizing any and all of the Collateral. In the event of repossession of any or all of the Collateral, the Borrower authorizes the Lender to take into his possession any personal property found in or on the Collateral and to hold the same until claimed by the Borrower and in the event such personal property is not claimed within a reasonable time (not greater than ten (10) days) by the Borrower, the Lender may dispose of such other personal property in the same manner as the Collateral is disposed of and to apply the proceeds resulting therefrom to the Loan.

(e) To immediately offset against the Loan all other monies due or to become due the Borrower from the Lender, whether said monies are due or are to become due under this Security Agreement, or any other relationship whatsoever between the Borrower and the Lender.

All proceeds resulting from the disposition of any of the Collateral or the exercise by the Lender of any of its rights under this Security Agreement shall be applied without any marshaling of assets (i) first to the expenses of retaking and preparing the Collateral for sale including expenses of sale, (ii) next to other costs and attorneys' fees incurred by the Lender in exercising its rights under this Security Agreement, (iii) next to the payment of interest and/or principal due on the Loan, as the Lender may determine, and (iv) finally to any other moneys due the Lender from the Borrower. Should any deficiency result after disposition of the Collateral, the obligors under the Loan shall remain liable for any deficiency.

8. PERFECTION. In order to perfect the security interest in the Collateral granted to the Lender by the Borrower hereunder, the Borrower agrees to execute and deliver to the Lender any and all documents which are, in the opinion of the Lender or its counsel, necessary so as to perfect said security interest including, but not limited to, execution of appropriate UCC-1 or UCC-3 financing statements to be filed with the Florida Secretary of State and with the appropriate filing officer in such other jurisdictions where any of the Collateral is or may be located.

The Borrower further authorizes the Lender to file, in jurisdictions where this authorization will be given effect, financing statements signed only by the Lender describing the Collateral in the same manner as it is described herein, and, from time to time, at the request of the Lender, the Borrower will execute one or more financing statements and such other documents (and pay the cost of filing and recording same in all public offices deemed necessary or desirable by the Lender) and do such other acts and things, all as the Lender may request to establish and maintain a valid, enforceable and perfected security interest in the Collateral (free of all other liens and claims whatsoever to secure payment of the Loan including, without limitation, the deposit with the Lender of any certificate of title applicable to any of the Collateral and notation thereon of the security interest hereunder along with any necessary documents including notices of liens. At the request of the Lender, this Security Agreement executed by the Borrower, or a photocopy thereof, shall be deemed to be a financing statement authorized to be filed in such jurisdictions where such filing will be given effect.

The Borrower shall pay all costs of filing any financing statement and all other costs of perfecting the security interest granted hereunder.

9. OTHER DOCUMENTS. During the term of this Security Agreement, the Borrower agrees to execute any and all other documents which are, in the opinion of the Lender or its counsel, necessary to carry out the terms and conditions of this Security Agreement including the granting of a perfected, valid and enforceable security interest in the Collateral to the Lender.

10. NOTICE. All notices under this Security Agreement shall be in writing and along with all other documents permitted or required to be given under this Security Agreement shall be deemed to have been given, (i) in the case of delivery, when delivered to the address set forth in the loan documents and addressed to the party involved, (ii) in the case of mailing, on the fifth (5th) business day after said document has been deposited in the United States Mails, postage prepaid, and sent by certified or registered mail and addressed to the other party at the address as set forth in the preamble to this Security Agreement, and (iii) in all other cases when the same has been actually received by the other party. Either party hereto may change the address at which said notices are to be sent by the giving of notice of such change to the other party as set forth herein. In the event the Lender is a corporation, all notices sent to the Lender shall not be deemed to have been given unless they are given or sent to the attention of the loan officer in charge of the account of the Borrower and in the event there is no such loan officer then to the President of the Lender. Notices hereunder may be sent by overnight mail in which event clause (iii) above will apply.

11. TERM. This Security Agreement and the rights and privileges granted hereunder to the Lender shall continue and remain in full force and effect until (i) the Loan has been paid in full to the Lender, (ii) the Borrower has no further right to obtain any advances or other disbursements from the Lender, (iii) all other obligations to the Lender from the Borrower have been paid, and (iv) this Security Agreement has been marked “Cancelled” and returned to the Borrower. At such time as all of the foregoing conditions have been met, the Lender shall execute a termination statement in regard to any financing statement that solely relates to the Collateral. Until all the conditions set forth above regarding the term of this Security Agreement have been met, this Security Agreement shall continue to secure all Liabilities and, at its option, the Lender may retain this Security Agreement and maintain the validity of any security interest granted hereunder and financing statements relating thereto for a period not to exceed one hundred twenty (120) days after all Loan have been paid in full and, in such event, if no obligor has filed and there has not been filed against any obligor any bankruptcy proceeding under the Bankruptcy Code during said period, the Lender shall then cancel this Security Agreement and terminate any financing statements asset forth herein.

12. TIME. Time is of the essence of this Security Agreement.

13. WAIVER. No waiver by the Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion. No delay or omission on the part of the Lender in exercising any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall include any other or further exercise thereof or the exercise of any other right or remedy. The Borrower further waives all notices whatsoever that the Borrower may be entitled to under any contract or statute including presentment, notice of dishonor, protest or notice of protest.

14. MISCELLANEOUS. The provisions of this Security Agreement are cumulative and are in addition to the provisions of any note secured by this Security Agreement and the Lender shall have all the benefits, rights and remedies on any note secured hereby. If more than one party shall execute this Security Agreement, the term “Borrower” will mean all parties signing this Security Agreement and each of them, and all such parties shall be jointly and severally obligated and liable hereunder. The singular pronoun, when used herein, shall include masculine and feminine. All rights of Lender hereunder shall inure to the benefits of its successors and assigns and all duties of benefits of its successors and assigns and all duties of obligations of the Borrower hereunder shall bind the heirs, executors, administrators, successors and assigns of each Borrower.

15. ANNUAL FEE. N/A.

16. LETTERS OF CREDIT AND RELATED FEES. N/A.

17. GOVERNING LAW. This Security Agreement has been delivered in the State of Florida and shall be construed in accordance with and governed by the laws of Florida, without giving effect to any conflicts of laws principles.

18. SEVERABILITY. Whenever possible, each provision of this Security Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement provided, however, if such invalidity adversely affects the substantial rights of the Lender under this Security Agreement, all the Liability shall immediately become due and payable in full.

19. DOCUMENTARY STAMPS. The Borrower shall pay all documentary stamps, intangible tax, as well as all other taxes and penalties due on any notes evidencing any of the Liabilities and the Borrower further agrees to indemnify and hold Lender harmless from and against any and all such documentary stamps, intangible taxes and penalties.

20. NO THIRD PARTY BENEFICIARIES. It is the intent and understanding of the Borrower and the Lender that this Security Agreement is solely between them and for their benefit and, accordingly, no party other than the Borrower and the Lender shall have any rights or privileges under this Security Agreement either as third party beneficiaries or otherwise.

21. COSTS AND ATTORNEYS FEES. In the event of any default under this Security Agreement or the exercise by the Lender of any of its rights hereunder, the Borrower shall promptly pay to the Lender all such costs and expenses, including attorneys fees incurred by the Lender. All such costs and expenses, including attorneys’ fees, shall further be deemed to be within the term “Liability” and secured by the Collateral. As used in this Security Agreement, costs and attorneys fees, shall mean costs and attorneys fees incurred in any suit, including any appeal therefrom in any bankruptcy proceeding. Thus, any said expenses incurred by the Lender in asserting or protecting any of its rights under this Security Agreement or any other Loan Document shall be within the term “Loan” and secured by the Collateral.

22. CONSTRUCTION OF SECURITY AGREEMENT. In the event it becomes necessary to interpret or construe the terms and conditions of this Security Agreement, no preference or weight shall be given to who prepared or drafted this Security Agreement, as it is the understanding of the parties hereto that both parties had a full right to negotiate and discuss the preparation and drafting of this Security Agreement.

23. COMPLETE AGREEMENT. This Security Agreement constitutes the complete agreement between the parties in regard to the matters set forth herein and this Security Agreement may not be altered, amended or otherwise modified except by a writing signed by the person to be charged by said alteration, amendment or modification. This requirement that this Security Agreement may not be altered, amended or modified except by a writing, may not itself be waived except by a writing.

24. WAIVER OF JURY TRIAL. THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVES ITS RIGHT TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS SECURITY AGREEMENT, THE NOTE, OR ANY OTHER DOCUMENTS EXECUTED IN CONJUNCTION WITH THE LOAN SECURED BY THIS SECURITY AGREEMENT.

25. ARBITRATION. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Security Agreement, the Note, or any related instruments, agreements or documents including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), and the rules of practice and procedure for the arbitration of commercial disputes of Judicial Arbitration and Mediation Services, Inc. (J.A.M.S.) as supplemented by any special rules set forth in any of the Agreements. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Security Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Security Agreement applies in any court having jurisdiction over such action. The Payee may elect to foreclose the Security Agreement or any other collateral in a judicial proceeding and elect to have any other disputes between the Borrower and the Payee resolved by binding arbitration including any counterclaims of the Borrower.

26. INDEMNIFICATION. The Borrower agrees to indemnify and hold the Lender harmless from and against any damages, claims, actions, causes of action, lawsuits, costs, expenses, liability, penalties and interest (including attorneys’ fees and expenses) directly or indirectly resulting from, occurring in connection with or arising out of (a) any inaccurate representation or warranty made by or on behalf of the Borrower to the Lender hereunder or in any of the Loan Documents; (b) any breach by the Borrower of any of its obligations hereunder or otherwise in connection with the Loan, or (c) the Loan and the transactions contemplated hereby.

(EXECUTION PAGE FOLLOWS)

IN WITNESS WHEREOF, the Borrower has executed this Security Agreement as of the date and year first above written.

Signed, sealed and delivered	ACTION PRODUCTS INTERNATIONAL,
in the presence of:	a Florida corporation

/s/ Doug Prevett	By:	/s/ John R. Oliver
(Signature of Witness)	John R. Oliver, as its Chief Financial Officer

/s/ Mary E. Ramos	As to the “Borrower”
(Signature of Witness)

AMSOUTH BANK

/s/ John R. Oliver	By:	/s/ Douglas A. Prevett
(Signature of Witness)		Douglas A. Prevett, as its Vice President

/s/ Mary E. Ramos	As to the “Lender”
(Signature of Witness)

EXHIBIT “A”

SPECIAL FINANCIAL TERMS

Financial terms consistent with Generally Accepted Accounting Principles will prevail in all cases.

(a) Debt of any person means (1) all indebtedness, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money, (2) all deferred indebtedness for the payment of the purchase price of property or assets purchased, (3) all capitalized lease obligations, (4) all indebtedness secured by any Lien on any property of such person, whether or not indebtedness secured thereby has been assumed, (5) all obligations with respect to any conditional sale contract or title retention agreement, (6) all indebtedness and obligations arising under acceptance facilities or in connection with surety or similar bonds, and the outstanding amount of all letters of credit issued for the account of such person, and (7) all obligations with respect to interest rate swap agreements.

(b) Interest Expense means interest payable on Debt during the period in question.

(c) Liabilities means all Debt and all other items (including taxes accrued as estimated) that, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet.

(d) Net Income Available for Debt Service for any period means net income (or the net deficit, if expenses and charges exceed revenues and other proper income credits) for such period, plus amounts that have been deducted for (1) depreciation, (2) amortization, 3) other non-cash charges and (4) Interest Expense in determining net income for such period.

(e) Principal Maturities means principal maturing or coming due on Debt during the period in question.

(f) Tangible Net Worth means the sum of the amounts set forth on the balance sheet as shareholders' equity (including the par or stated value of all outstanding capital stock, retained earnings, additional paid-in capital, capital surplus and earned surplus), less the sum of (1) any amount of any write-up of assets, (2) goodwill, (3) patents, trademarks, copyrights, leasehold improvements not recoverable at the expiration of a lease, and deferred charges (including unamortized debt, discount and expense, organization expenses, experimental and developmental expenses, but excluding prepaid expenses), (4) any amounts at which shares of capital stock of such person appear on the asset side of the balance sheet and (5) any amounts due from or owed by any shareholder or Affiliate.

(g) Total Liabilities means all Debt and all other items (including taxes accrued as estimated) that, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liabilities side of a balance sheet.